GRAMERCY PROPERTY TRUST



GRAMERCY PROPERTY TRUST | CAPITALIZATION UPDATE: AUGUST 23, 2017

www.gptreit.com

FORWARD-LOOKING INFORMATION

Cautionary Note Regarding Forward-Looking Information

This investment presentation contains "forward-looking statements" based upon the Company's current best judgment and expectations. You can identify forward-looking statements by the use of forward-looking expressions such as “may,” “will,” “should,” “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “continue,” or any negative or other variations on such expressions. Forward-looking statements include information concerning possible or assumed future results of the Company's operations, including any forecasts, projections, plans and objectives for future operations. Although the Company believes that its plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions or expectations will be achieved. The Company has listed below some important risks, uncertainties and contingencies which could cause its actual results, performance or achievements to be materially different from the forward-looking statements it makes in this presentation. These risks, uncertainties and contingencies include, but are not limited to, the following: the success or failure of the Company's efforts to implement its current business strategy; the Company's ability to identify and complete additional property acquisitions and non-core asset dispositions and risks of real estate acquisitions and dispositions; availability of investment opportunities on real estate assets; the performance and financial condition of tenants and corporate customers; the adequacy of the Company's cash reserves, working capital and other forms of liquidity; the availability, terms and deployment of short-term and long-term capital; demand for industrial and office space; the actions of the Company's competitors and the Company’s ability to respond to those actions; the timing of cash flows from the Company's investments; the cost and availability of the Company's financings, which depends in part on the Company's asset quality, the nature of the Company's relationships with its lenders and other capital providers, the Company's business prospects and outlook and general market conditions; increases in financing and other costs, including a rise in interest rates; economic conditions generally and in the real estate markets and the capital markets specifically; the Company’s international operations, including unfavorable foreign currency rate fluctuations, enactment or changes in laws relating to foreign ownership of property, and local economic or political conditions that could adversely affect the Company’s earnings and cash flows; and other factors discussed under Item 1A,“Risk Factors” of the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time-to-time in the Company's reports and documents which are filed with the SEC, and you should not place undue reliance on those statements. The risks included here are not exhaustive. Other sections of this report may include additional factors that could adversely affect the Company's business and financial performance. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

MARKET CAPITALIZATION AND LIQUIDITY SNAPSHOT

JUNE 30, 2017 PRO FORMA FOR RECENTLY ANNOUNCED CORE LOGISTICS PORTFOLIO AND EXCHANGEABLE NOTE REDEMPTION

Total Enterprise Value (TEV) ($mm)

	6/30/2017 Pro Forma	Rate	Maturity
Secured Debt			
Fixed Rate Mortgages[1]	$493	4.62%	3.8 years
Total Secured Debt	**$493**		
Unsecured Debt			
3-Year Unsecured Term Loan (swapped to fixed)	$300	2.33%	1.5 years
5-Year Unsecured Term Loan (swapped to fixed)	750	2.70%	3.5 years
7-Year Unsecured Term Loan (swapped to fixed)	175	3.34%	5.5 years
Unsecured Revolver	389	L + 95 bps	3.5 years[2]
Unsecured Notes	500	4.37%	7.5 years
Exchangeable Notes	—		
Total Unsecured Debt	**$2,114**		
Total Debt	**$2,607**	**3.44%**	**4.2 years**
Series A Preferred Equity	$88	7.125%	
Common Equity & Units (@ $29.16 / share as of 8/21)	4,598		
Total Equity	**$4,686**		
Total Market Capitalization	**$7,293**		
Less: Cash and Cash Equivalents[3]	($30)		
Total Enterprise Value (TEV)	**$7,263**		

Net Debt / TEV	35%
Net Debt + Preferred / TEV	37%
Secured Debt / TEV	7%
Net Debt / EBITDA[1,4]	6.0x
Percentage of Floating Rate Debt	15%
Pro Forma Share Count[5]	**157,693,897**

Liquidity ($mm)

Cash and Cash Equivalents	$30
Revolver Capacity[6]	461
Total Liquidity	**$491**

Debt Maturity Schedule ($mm)[7]



$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
2017
2018
2019
2020
2021
2022
Thereafter
$8
$171
$300
$34
$60
$461
$389
$750
$16
$150
$139
$350
$175
$65
Mortgages
Convertible Notes
Term Loans
Revolver
Unsecured Notes
Revolver Capacity

Note: As of June 30, 2017. Pro Forma for $479.1 million Core Logistics Portfolio announced on August 22, 2017, in addition to an assumed redemption of exchangeable debt announced on August 23, 2017. Assumes that exchangeable noteholders elect to exchange notes for shares.

1. Excludes all JV debt.
2. Includes two six month extension options.
3. Includes proceeds of $27.7 million from 1031 asset sales classified as restricted cash on balance sheet at June 30, 2017.
4. EBITDA has straight-line rent adjustments and amortization of above and below market lease intangibles added back, and excludes all JV activity. As of Q2'17, annualized, and includes full contribution for Core Logistics Portfolio announced on August 22, 2017.
5. Share count of 157,693,897 is as of June 30, 2017, inclusive of OP Units and earned & vested LTIPs, and includes an additional 5,258,428 shares expected to be issued in connection with the redemption of the exchangeable debt.
6. Up to $100mm of the capacity can be allocated for strictly foreign currency borrowings. Approximately $71 million has been drawn down.
7. Includes regularly scheduled principal amortization of fixed rate mortgages.